UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 29, 2006

THE E.W. SCRIPPS COMPANY

(Exact name of registrant as specified in its charter)

Ohio	0-16914	31-1223339
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

312 Walnut Street Cincinnati, Ohio	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 977-3000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THE E.W. SCRIPPS COMPANY

INDEX TO CURRENT REPORT ON FORM 8-K

Item No.		Page
1.01	Entry into a Material Definitive Agreement	3

9.01	Financial Statements and Exhibits	4

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Item 1.01 Entry into a Material Definitive Agreement

As of March 29, 2006, the Incentive Plan Committee, a subcommittee of the Compensation Committee of the Board of Directors of The E. W. Scripps Company (“Scripps”) which approves all awards under the 1997 Long-Term Incentive Plan (“LTIP”) and approves all performance-based bonus awards for Scripps’ senior executives (the “Committee”), took the following actions with respect to compensation of certain executive officers of Scripps:

•	Approved the grants of stock options to certain executive officers who were not included in the February 22, 2006, stock option grant. The options vest equally over a three-year period and have an eight-year life. Such grants were pursuant to the LTIP, which has been previously filed with the Securities and Exchange Commission (“SEC”).

•	Established a target number Class A Common shares that may be awarded to certain executive officers whose target number of shares were not established in the February 22, 2006, action of the committee. The number of shares that will be awarded, if earned, is based upon the achievement of specific financial targets. Such performance targets for 2006 are operating cash flow, the measure used to evaluate the operating performance of our business segments. Shares awarded will vest through 2009. Such grants were pursuant to the LTIP, which has been previously filed with the SEC.

The committee also approved a grant of stock options to Mark G. Contreras upon his appointment as a senior vice president of Scripps. The option award was granted pursuant to the LTIP and has an eight-year life.

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Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description of Item	Exhibit No. Incorporated
10.01	Form of Executive Officer Nonqualified Stock Option Agreement (1)	10.03A

10.02	Form of Performance-Based Restricted Share Agreement (1)	10.03C

(1)	Incorporated by reference to The E. W. Scripps Company Current Report on Form 8-K dated February 9, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE E.W. SCRIPPS COMPANY

BY:	/s/ Joseph G. NeCastro
Joseph G. NeCastro
Senior Vice President and Chief Financial Officer

Dated: April 3, 2006

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